Exhibit 10.4

THIRD AMENDMENT TO

THE PIPER IMPACT 401(K) PLAN

THIS AGREEMENT by Quanex Corporation, a Delaware corporation (the “Sponsor”),

WITNESSETH:

WHEREAS, the Sponsor maintains the Piper Impact 401(k) Plan (the “Plan”);

WHEREAS, pursuant to Section 13.01 of the Plan, the Sponsor has the right to amend the Plan; and

WHEREAS, the Sponsor desires to amend the Plan;

NOW, THEREFORE, the Sponsor agrees that, effective as of January       , 2005, Section (k) of Article VII of the Plan is amended and restated in its entirety to provide as follows::

(k)                                  Except as otherwise provided below, if a Participant or former Participant has an outstanding loan from the Plan at the time of his Separation From Service, the outstanding loan principal balance and any accrued but unpaid interest will become immediately due in full.  The Participant or former Participant will have the right to immediately pay the Trustee that amount.  If the Participant or former Participant fails to repay the loan, the Trustee will foreclose on the loan and the Participant will be deemed to have received a Plan distribution of the amount foreclosed upon.  The Trustee will not foreclose upon a Participant’s or former Participant’s Salary Deferral Contribution Account, Catch-up Salary Deferral Contribution Account or QNEC Account until the Participant’s Separation From Service.  Notwithstanding any other provision of this Section (k) or Section (i) to the contrary, a Participant, who on the day the Sponsor disposes of substantially all of the assets or the stock of Piper Impact, Inc. (i) has an outstanding loan from the Plan and (ii) incurs a Separation From Service as a result of such disposition, will be allowed to repay to the Trustee the outstanding loan principal balance and any accrued but unpaid interest over the remaining term of the loan in accordance with the amortization schedule provided in the loan agreement as if the Participant had not incurred a Separation From Service, such payments to be made by coupons or similar form under a procedure to be established by the Loan Committee.

IN WITNESS WHEREOF, the Sponsor has executed this Amendment this       day of January, 2005.

QUANEX CORPORATION

By:
Title: